Exhibit 10.3

For Recorder’s Use

When recorded mail to:

Dinsmore & Shohl LLP

255 E. Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Attn: Andrew J. Chamberlain, Esq.

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING SERVES AS A FIXTURE FILING UNDER THE UNIFORM COMMERCIAL CODE OF ARIZONA.

THIS DEED OF TRUST SECURES A PROMISSORY NOTE WITH AN INTEREST RATE WHICH VARIES ACCORDING TO CHANGES IN THE INTEREST RATE IN ACCORDANCE WITH THE SECURED PROMISSORY NOTE BY TRUSTOR AND UNIVERSAL TECHNICAL INSTITUTE, INC. IN FAVOR OF BENEFICIARY.

TRUSTOR’S ORGANIZATIONAL IDENTIFICATION NUMBER: 4439798

Trustor:	UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, LLC
a Delaware limited liability company
Mailing Address: 4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032

Beneficiary:	FIFTH THIRD BANK, NATIONAL ASSOCIATION
a federally chartered institution
Mailing Address: 38 Fountain Square Plaza, Cincinnati, OH 45263

Trustee:	COMMONWEALTH LAND TITLE COMPANY,
an Arizona corporation
Mailing Address: 2390 E. Camelback Road, Ste. 230, Phoenix, AZ 85016

Date:	May 12, 2021

County:	Maricopa County, Arizona

Legal Description: See Exhibit A.

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of the 12th day of May, 2021, by UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, LLC, a Delaware limited liability company, as trustor, whose address is 4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032 (“Trustor”), to and in favor of COMMONWEALTH LAND TITLE COMPANY, an Arizona corporation, as trustee, having an address at 2390 E. Camelback Road, Ste. 230, Phoenix, AZ 85016 (“Trustee”), for the benefit of FIFTH THIRD BANK, NATIONAL ASSOCIATION, a federally chartered institution, as beneficiary, whose address is 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (“Beneficiary”). The maturity date of obligations secured by this Deed of Trust is May 12, 2028.

W I T N E S S E T H

WHEREAS, the reference is made to the Credit Agreement dated of even date herewith among Assignor and Universal Technical Institute, Inc., a Delaware corporation, each as borrower, and Beneficiary, as lender (the “Credit Agreement” with capitalized terms used, and not otherwise defined, herein having the meanings ascribed thereto in the Credit Agreement);

NOW, THEREFORE, to secure (i) the payment of a certain loan in the maximum principal amount of $31,150,000.00 (the “Term Loan”), other Indebtedness and Impositions (as defined below) and the interest thereon, (ii) the payment of any advances or expenses of any kind incurred by Beneficiary pursuant to the provisions of or on account of the Credit Agreement (the interest on which varies in accordance with the terms of the Credit Agreement) or of this Deed of Trust, (iii) the repayment of future advances disbursed by Beneficiary to Trustor under the Loan Documents in excess of the principal of the Indebtedness and (iv) the performance of Trustor’s obligations under the Credit Agreement, the parties agree as follows (with capitalized terms used, and not otherwise defined, herein having the meanings ascribed thereto in the Credit Agreement):

ARTICLE I

GRANTING PROVISIONS

The Trustor does hereby grant, bargain, sell, release, convey, assign, transfer to Trustee (its successors and assigns forever), in trust, for the benefit and security of Beneficiary (its successors and assigns forever), WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, the real estate located in Maricopa County, Arizona described in Exhibit A attached hereto (hereinafter the “Real Property”), and all of the estate, title and interest of Trustor, in law or equity, of, and a continuing security interest in, in and to such real estate and the buildings and improvements now existing, being constructed, or hereafter constructed or placed thereon, all of the rights, privileges, licenses, easements and appurtenances belonging to such real estate (including all heretofore or hereafter vacated streets or alleys which are about such real estate), all of the rents, leases, issues and profits thereof (including all of Trustor’s rights, title and interest as fee owner of the Real Property, or, if applicable, as lessor or lessee under any leases or subleases), and all fixtures of every kind whatsoever affixed, or attached to, and used or intended to be used in connection with or with the operation of such real estate, buildings, structures or other improvements thereon or in connection with any construction now or to be conducted or which may be conducted thereon, together with all of Trustor’s interest in the certificates of occupancy for any improvements at the Property, fire/sprinkler/emergency inspection certificates for fire and life safety building systems at the Property, any elevator permits and certificates for elevators located on the Property, and any building permits for construction on or at the Property, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all replacements and substitutions thereto or therefor and the proceeds thereof (as those terms are defined in the Uniform Commercial Code of the State of Arizona (the “Uniform Commercial Code”)), (all of the foregoing, including the Real Property being hereinafter collectively called the “Property”). Notwithstanding the foregoing, (i) “fixtures” shall not include any property which any tenant(s) are entitled to remove pursuant to any lease which is or becomes binding on the Property, except to the extent that Trustor shall have any right or interest therein, and (ii) the term “rents” shall not include any rents paid to a tenant under a sublease of its Lease which are not required to be paid to Trustor pursuant to the terms of the applicable Lease,

TO HAVE AND TO HOLD the Property hereby conveyed, granted and assigned, unto Beneficiary, and its successors and assigns forever, for the uses and purposes herein set forth.

Notwithstanding anything to the contrary, this Deed of Trust shall not secure that certain Environmental Release, Hold Harmless and Indemnity (as that document is described in the Credit Agreement).

ARTICLE II

A. REPRESENTATIONS AND WARRANTIES

2.1 In General. Trustor represents and warrants that, as of the date of the Deed of Trust, it is the lawful owner in fee simple of the Property, that the title to the Property is free, clear and unencumbered except for those covenants and restrictions of record as set forth on Schedule B-1 to the Beneficiary’s title insurance policy and except for real estate taxes and assessments not yet due and payable and except for leases disclosed in writing to Beneficiary; that it has good legal right, authority, and full power to sell and convey the same and to execute this Deed of Trust; that Trustor will make any further reasonable assurances of title as it exists on the date of this Deed of Trust, that Beneficiary may reasonably require; and that Trustor will warrant and defend the Property in accordance with the terms and conditions of the Loan Documents, and that Trustor will keep and observe all of the terms of this Deed of Trust on Trustor’s part to be performed.

ARTICLE III

COVENANTS

Trustor hereby covenants and agrees with Beneficiary as follows:

3.1 Indebtedness. Trustor will promptly pay, or cause to be paid, when due, the following indebtedness (hereinafter collectively called the “Indebtedness”):

(a) The payment and performance of all of its Obligations under the Credit Agreement, the Note and the other Loan Documents and all extensions and renewals thereof;

(b) All advances or expenses of any kind incurred by Beneficiary pursuant and subject to the provisions of or on account of the Credit Agreement or this Deed of Trust;

(c) All payments or charges required to be paid by Trustor under the Credit Agreement and all future advances disbursed by Beneficiary to Trustor under Section 8.8 hereof;

(d) Payment of all other sums (with interest thereon becoming due and payable to Beneficiary herein, as applicable) pursuant to and in accordance with the terms of this Deed of Trust, the Credit Agreement, or any other Loan Documents;

(e) Performance and discharge of each and every term, provision, condition, obligation, covenant, and agreement of Trustor herein or of Trustor as set forth in the Credit Agreement or as set forth in any other Loan Documents;

(f) The obligations of Trustor under each Rate Management Agreement; and

(g) All expenses and attorney’s fees incurred by Beneficiary hereunder or any other document or instrument related thereto. “Beneficiary Affiliate” means Beneficiary or any other entity of which Beneficiary is the majority owner.

3.2 Impositions. Trustor will pay, or cause to be paid, when due:

(a) All of the following (hereinafter collectively called the “Impositions”): all real estate taxes, personal property taxes, assessments, water and sewer rates and charges, and all other governmental levies and charges, of every kind and nature whatsoever, general and special, ordinary and extraordinary, which are assessed, levied, confirmed, imposed or become a lien upon or against the Property or any portion thereof, and all taxes, assessments and charges upon the rents, issues, income or profits of the Property, or which become payable with respect thereto or with respect to the occupancy, use or possession of the Property, whether such taxes, assessments or charges are levied directly or indirectly;

(b) All other payments or charges required to be paid to comply with the terms and provisions of this Deed of Trust and Credit Agreement and all Loan Documents associated with the Property, all of which are incorporated herein by reference.

(c) Upon the occurrence and during the continuance of any Event of Default arising from Section 5.1(d),(e), and (h), at Lender’s election any payments made by Trustor to Beneficiary at the time payments are due under the Credit Agreement shall be accompanied by a sum of money to be held without interest on account of real estate taxes and assessments levied against the Property and insurance premiums for policies required under Section 3.6, below, equal to a proportionate amount of the annual amount of such charges as reasonably estimated by Beneficiary, in order to accumulate sufficient funds to pay such taxes, assessments and insurance premiums thirty (30) days prior to their due date. Said sum shall be held in trust by Beneficiary. If an Event of Default has occurred and is continuing, Beneficiary may apply all monies held pursuant to this paragraph to the payment of real estate taxes and assessments levied against the Property, insurance premiums or to the obligations secured by this Deed of Trust, in such order as Beneficial shall determine; and

(d) All other fees, charges and assessments, general or special, in connection with the Property. Within ten (10) days after demand therefor, Trustor shall deliver to Beneficiary the original, or a photostatic copy, of the official receipt evidencing payment of Impositions or other proof of payment satisfactory to Beneficiary. Notwithstanding the provisions of Section 3.2(a), above, any tax or special assessment which is a lien on the Property may be paid in installments provided that each installment is paid on or prior to the date when the same is due without the imposition of any penalty.

3.3 Compliance with Laws. Trustor shall comply or cause compliance in all material respects with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Trustor by any law or by any governmental authority, court or agency governing the use and operation of the Property. Evidence of such compliance shall be submitted to Beneficiary follow written request.

3.4 Condition of Property. Trustor will keep and maintain, or cause to be kept and maintained, the Property (including all improvements thereon and the roads, drives, sidewalks, sewers, and curbs) in good order and condition, and will make or cause to be made, as and when the same become necessary, all structural and nonstructural and all ordinary and extraordinary repairs and all maintenance necessary to that end, will suffer no waste to the Property, and will cause all repairs and maintenance to the Property to be done in a good and workmanlike manner, subject to the provisions herein for insurance and condemnation in Sections 3.6 and 3.7 hereof.

3.5 Improvements. Trustor will not remove or demolish, or suffer or permit others to remove or demolish, any material improvements once installed or placed on the Property unless such improvements are replaced with improvements of equal or greater value or cause or permit such improvements to be materially changed or that materially adversely affect the value of the Property as a whole, and Trustor will not institute or cause to be instituted any proceedings that could change the permitted use of the Property from the use presently zoned. Notwithstanding the foregoing, nothing in this Section 3.5 shall preclude or limit Trustor from undertaking renovations of a certain portion of the Property to accommodate the incorporation and consolidation of Trustor’s Motorcycle Mechanics Institute campus into the Property.

3.6 Insurance.

(a) Trustor at its sole cost and expense shall provide and keep in force at all times for the benefit of Beneficiary with respect to the Property, (i) insurance against loss of or damage to the Property by fire and other hazards covered by so-called “extended coverage” insurance, with a replacement cost endorsement, and such other casualties and hazards as Beneficiary shall reasonably require to be in effect as of the date hereof; (ii)[intentionally deleted]; (iii) flood insurance in the maximum available amount if any portion of the Property is located in a flood hazard area or as otherwise required by applicable law or regulation (including any law or regulation binding upon Beneficiary); (iv) [intentionally deleted]; (v) boiler and machinery insurance, as applicable; (vi) comprehensive general public liability insurance against claims for bodily injury, death or property damage in customary and adequate amounts; and (vii) during the course of any construction or repair of the Property, workers’ compensation insurance for all employees involved in such construction or repair, and builder’s risk completed value insurance against “all risks of physical loss,” covering the total value of the hard costs of construction for the work performed and equipment, supplies and materials furnished, and containing the “permission to occupy upon completion of work or occupancy” endorsement.

Each policy of insurance shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the laws of the State of Arizona, and for such periods, as Beneficiary shall reasonably require from time to time, and shall insure the respective interests of Trustor and Beneficiary. Such insurance may be provided in umbrella policies which insure any real or personal property in which Trustor has an interest other than the Property, any property encumbered by any other deed of trust or mortgage given by Trustor for the benefit of Beneficiary, or any personal property in which a security interest in favor of Beneficiary has been granted hereunder. The insurance proceeds in excess of $1,000,000 from all such policies of insurance (other than the proceeds from the comprehensive general public liability policy required under clause (vi) above) shall be payable to Beneficiary pursuant to a noncontributing first Beneficiary endorsement reasonably satisfactory in form and substance to Beneficiary. Certificates of the original policies and renewals thereof covering the risks provided by this Deed of Trust to be insured against, bearing satisfactory evidence of payment of all premiums thereon, shall be delivered to and held by Beneficiary on demand but, so long as no default has occurred and is continuing, not more frequently than annually. Without limiting the generality of the foregoing, Trustor shall deliver to Beneficiary all insurance certificates for the above insurance coverages that are reasonably requested by Beneficiary within 30 days of the expiration of each policy required to be provided by Trustor, Trustor shall deliver certificates of renewal policies to Beneficiary with appropriate evidence of payment of premiums therefor. All insurance policies required by this Deed of Trust shall (1) include effective waivers by the insurer of all rights of subrogation against any named insured and any other loss payee; and (2) provide that any losses in excess of $1,000,000 shall be payable to Beneficiary so long as any of the Indebtedness remains outstanding notwithstanding:

(A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured or other loss payee,

(B) the occupation or use of the Property or the Real Property for purposes more hazardous than permitted by the terms thereof,

(C) any foreclosure or other action or proceeding taken by Trustee or Beneficiary pursuant to any provisions of this Deed of Trust, or

(D) any change in title to or ownership of the Property;

and (3) provide that the insurance company shall provide notice to Lender thirty (30) days prior to any cancellation, reduction in amount or material change in coverage thereof. Trustor shall not permit any activity to occur or condition to exist on or with respect to the Property that wholly or materially invalidates any of the insurance thereon. Trustor shall give prompt written notice as soon as reasonably practicable to Beneficiary of any material damage to, destruction of or other loss in respect of the Property, irrespective of whether any such damage, destruction or loss gives rise to an insurance claim. Trustor shall not carry additional property insurance in respect of the Property unless such insurance is endorsed in favor of Beneficiary as lender’s loss payee.

(b) Trustor irrevocably makes, constitutes and appoints Beneficiary, upon the occurrence and during the continuance of an Event of Default, (and all officers, employees or agents designated by Beneficiary) as Trustor’s true and lawful attorney-in-fact and agent, with full power of substitution, for the purpose of making and adjusting claims under such policies of insurance, endorsing the name of Trustor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance required above or to pay any premium in whole or in part relating thereto. Beneficiary, without waiving or releasing any obligations or default by Trustor hereunder, may (but shall be under no obligation to do so) at any time maintain such action with respect thereto which Beneficiary deems advisable. All actual out-of-pocket sums disbursed by Beneficiary in connection therewith, including actual out of pocket expenses for reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Trustor to Beneficiary and shall be additional Indebtedness hereunder secured by this Deed of Trust.

(c) All proceeds of the insurance required to be obtained by Trustor hereunder, other than those relating to the comprehensive general public liability insurance, shall be held in trust for and paid promptly to Beneficiary, and Beneficiary may deduct from such proceeds any actual, out-of-pocket expenses, including, without limitation, reasonable attorney’s fees, incurred by Beneficiary in connection with adjusting and obtaining such proceeds (the balance remaining after such deduction being hereinafter referred to as the “Net Insurance Proceeds”). Beneficiary shall: subject to such escrow provisions as Beneficiary shall reasonably require, release the Net Insurance Proceeds to Trustor in whole to pay or reimburse Trustor for the cost of restoring or reconstructing the Property, unless an Event of Default under the Credit Agreement has occurred and remains uncured, in which case, Beneficiary may also elect to apply the Net Insurance Proceeds toward in reduction or satisfaction of all or any part of the Indebtedness in the manner provided in the Note, whether then matured or not, in which event Trustor shall be relieved of its obligation to maintain and restore the Property relating to such proceeds to the extent that Beneficiary so applies such Net Insurance Proceeds. Upon receipt by Beneficiary of evidence reasonably satisfactory to Beneficiary that restoration of the Property is complete, the cost thereof have been paid in full, and there are no Liens for labor or materials supplied in connection therewith, the balance, if any, of such Net Insurance Proceeds shall be paid to Trustor. To the extent that Net Insurance Proceeds are applied to pay down principal on any Loan, no prepayment fee shall be charged with respect thereto.

(d) The application of any insurance proceeds toward the payment or performance of the Indebtedness shall not be deemed a waiver by Beneficiary of its right to receive payment or performance of the rest of the Indebtedness in accordance with the provisions of the Credit Agreement, this Deed of Trust and the other Loan Documents.

(e) In the event of a foreclosure under this Deed of Trust, the purchaser of the Property shall succeed to all of the rights of Trustor, including any right to unearned premiums, in and to all policies of insurance which Trustor is required to maintain under this Section 3.6 and to all proceeds of such insurance.

(f) Without limiting Beneficiary’s rights under Section 3.8 of this Deed of Trust, if Trustor shall fail to keep the Property insured in accordance with this Deed of Trust and the other Loan Documents, Beneficiary may, but shall not be obligated to, obtain insurance in the coverages as set forth herein. Trustor shall reimburse Beneficiary on demand for actual, out-of-pocket amounts incurred or expended therefor, with interest thereon pursuant to Section 3.8 hereof, and all such amounts incurred or expended, and all such interest thereon, shall be Indebtedness of Trustor secured hereby.

3.7 Eminent Domain.

(a) Trustor shall give prompt notice to Beneficiary upon Trustor’s obtaining actual knowledge of (i) any interest on the part of any person possessing or who has expressed the intention to possess the power of eminent domain to purchase or otherwise acquire the Property or (ii) the commencement of any action or proceeding to take the Property by exercise of the right of condemnation or eminent domain or of any action or proceeding to close or to alter the grade of any street on or adjoining the Real Property. At its option, during the continuance of an Event of Default, Beneficiary may participate in any such actions or proceedings in the name of Beneficiary or in the name of Trustor, and

Trustor shall deliver to Beneficiary such instruments as Beneficiary shall reasonably request to permit such participation. Trustor shall not settle any such action or proceeding, whether by voluntary sale, stipulation or otherwise, or agree to accept any award or payment without the prior written consent of Beneficiary (not to be unreasonably withheld, conditioned or delayed). The total of all amounts awarded or allowed with respect to all right, title and interest in and to the Property or the portion or portions thereof taken or affected by such condemnation or eminent domain proceeding and any interest thereon (herein collectively called the “Award”) is hereby assigned to and shall be paid upon receipt thereof to Beneficiary, shall constitute part of the Property, and the amount received shall be retained and applied as provided in subparagraph (b) of this Section 3.7.

(b) Upon Beneficiary’s receipt of any Award, Beneficiary shall, subject to such escrow provisions as Beneficiary may require, pay the Award over in whole or part to pay or reimburse Trustor for the cost of restoring or reconstructing the Property remaining after such taking (the “Remaining Property”) unless an Event of Default has occurred and is continuing, then Beneficiary shall have the right to retain and apply the Award toward the Indebtedness in the manner specified in the Note. If Beneficiary elects to pay the Award, or any part thereof, over to Trustor, upon the completion of the restoration or reconstruction of the Remaining Property, any portion of the Award not used for the restoration or reconstruction of the Remaining Property shall, at the option of Beneficiary, be applied in reduction of the Indebtedness in the manner provided in the Note; provided, however, that to the extent that such portion of the Award shall exceed the amount required to satisfy in full the Indebtedness, Beneficiary shall pay the amount of such excess to Trustor or otherwise as required by law. In no event shall Beneficiary be required to release this Deed of Trust until the Indebtedness is fully paid, nor shall Beneficiary be required to release from the lien of this Deed of Trust any portion of the Property so taken until Beneficiary receives the Award for the portion so taken.

(c) The application of the Award toward payment or performance of any of the Indebtedness shall not be deemed a waiver by Beneficiary of its right to receive payment or performance of the balance of the Indebtedness in accordance with the provisions of the Credit Agreement. Beneficiary shall have the right, but shall be under no obligation, to question the amount of the Award, and Beneficiary may accept same without prejudice to the rights that Beneficiary may have to question such amount. In any such condemnation or eminent domain action or proceeding Beneficiary may be represented by attorneys selected by Beneficiary, and all actual, out-of-pocket sums paid by Beneficiary in connection with such action or proceeding, including, without limitation, reasonable attorneys’ fees shall, on demand, be immediately due from Trustor to Beneficiary and the same shall be added to the Indebtedness and shall be secured by this Deed of Trust.

(d) Notwithstanding any taking by condemnation or eminent domain, closing of, or alteration of the grade of, any street or other injury to or decrease in value of the Property by any public or quasi-public authority or corporation, the Indebtedness shall continue to be outstanding and subject in full to their terms until the Award shall have been actually received by Beneficiary, and any reduction in the Indebtedness resulting from the application by Beneficiary of the Award shall be deemed to take effect only on the date of such receipt by Beneficiary.

3.8 Rights of Beneficiary. If Trustor fails to pay any Impositions or to make any other payment required to be made by Trustor under this Deed of Trust at the time and in the manner provided in this Deed of Trust and an Event of Default occurs under this Deed of Trust, the Credit Agreement, or any other Loan Documents, then without limiting the generality of any other provisions of this Deed of Trust and without waiving or releasing Trustor from any of its obligations hereunder, Beneficiary shall have the right, but shall be under no obligation, to pay any Impositions or other payment, or any sums due under this Deed of Trust, or the Credit Agreement or any other Loan Document for the payment of taxes, assessments, insurance premiums, or actual out-of-pocket costs reasonably incurred for the protection of the Property, and may perform any other act or take such action as may be appropriate to cause such other term, covenant, condition or obligation to be promptly performed or observed on behalf of Beneficiary. The Beneficiary shall, during normal business hours and upon reasonable prior written notice to Trustor, have the right to enter into and inspect the Property provided that Beneficiary uses commercially reasonable efforts not to unreasonably disturb Trustor’s business operations at the Property.

3.9 Unpaid Impositions. In the event that any governmental agency claims that any tax or other governmental charge or Imposition is due, unpaid or payable by Trustor or Beneficiary upon the Property or the Indebtedness (other than income tax, franchise tax or similar tax on the interest or premium receivable by Beneficiary thereunder) and including any recording tax, documentary stamps or other tax or imposition on the Credit Agreement, the Note, this Deed of Trust or any other Loan Documents, Trustor forthwith will either (a) pay such tax and promptly thereafter deliver to Beneficiary satisfactory proof of payment thereof or (b) contest the claim for such tax or other governmental charge or imposition and thereafter furnish either evidence satisfactory to Beneficiary that such claim has been withdrawn or defeated, or pay such taxes prompt upon the final determination that Trustor did not prevail in such claim.. Notwithstanding the foregoing, Trustor may not contest any of the above Impositions if such contest would subject Trustor or Beneficiary to any criminal liability, or if delay in compliance with any of the Impositions, shall, in the reasonable judgment of Beneficiary, place all or any part of the Property in imminent danger of being forfeited or lost, then Trustor shall, upon notice from Beneficiary, immediately comply with such Impositions.

3.10 Conflict Among Agreements. This Deed of Trust is given in conjunction with the Credit Agreement providing as collateral security among other things this first Deed of Trust on Trustor’s right, title, and interest in and to the Property. In the event of any conflict between the provisions of this Deed of Trust and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall prevail.

ARTICLE IV

EVENTS OF DEFAULT

The entire Indebtedness shall automatically become due and payable, at the option of Beneficiary, without notice or demand, upon the occurrence of an Event of Default (as defined in the Credit Agreement).

ARTICLE V

REMEDIES

5.1 Remedies. Upon the occurrence of any one or more Events of Default, Beneficiary may, in addition to any rights or remedies available to it hereunder or under the other Loan Documents and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce its rights and remedies against Trustor and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, in its sole discretion, without impairing or otherwise affecting its other rights or remedies, subject to applicable law:

(a) declare the entire balance of the Indebtedness to be immediately due and payable, and upon any such declaration, the entire unpaid balance of the Indebtedness shall become and be due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Trustor, anything in any other Loan Documents to the contrary notwithstanding; or

(b) cause Trustee to institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Deed of Trust under any applicable provision of law; or

(c) cause Trustee to sell (the power of sale, if permitted and provided by applicable law, being expressly granted by Trustor to Beneficiary) the Property, and all estate, right, title, interest, claim and demand of Trustor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Property; or

(d) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents; or

(e) apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Property, ex parte and without notice to Trustor (except as otherwise provided by applicable law), to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Indebtedness or the solvency of Trustor or any other person liable for the payment of the Indebtedness, and Trustor and each such person liable for the payment of the Indebtedness consents or shall be deemed to have consented to such appointment; or

(f) enter upon the Property, and without liability for trespass, damages or otherwise without interference by Trustor (A) to insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (C) in every such case in connection with the foregoing have the right to exercise all rights and powers of Trustor with respect to the Property, either in Trustor’s name or otherwise; or

(g) with or without the entrance upon the Property, collect, receive, sue for and recover it in its own name all rents and cash collateral derived from the Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by Beneficiary in controlling the same and in using, operating, managing, preserving and controlling the Property, and otherwise in exercising Beneficiary rights under Section 5.1(f), including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Property, as well as compensation for the services of Beneficiary and its respective attorneys, agents and employees, to apply the remainder as provided herein and in the Credit Agreement; or

(h) subject to applicable law, release any portion of the Property for such consideration as Beneficiary may reasonably require without, as to the remainder of the Property, in any way impairing or affecting the position of any subordinate lienholder with respect thereto, except to the extent that the Indebtedness shall have been reduced by the actual monetary consideration, if any, received by Beneficiary for such release and applied to the Indebtedness, and may accept by assignment, pledge or otherwise any other property in place thereof as Beneficiary may require without being accountable for so doing to any other lienholder; or

(i) take all actions permitted under the Uniform Commercial Code; or

(j) take any other action, or pursue any other right or remedy, as Beneficiary may have under applicable law, and Trustor does hereby grant the same to Beneficiary.

5.2 Costs and Expenses. At any time after the Indebtedness hereby secured shall become due, whether by acceleration or otherwise, Beneficiary shall have the right to cause the Trustee to foreclose the lien hereof. In any action to foreclose such lien, to the extent permitted by applicable law, there shall be allowed and included as additional Indebtedness in the decree of sale, to the extent permitted by law, all expenditures and expenses that may be paid or incurred by or on behalf of Beneficiary for reasonable attorneys’ fees, court costs, appraisers’ fees, sheriff’s fees, documentary and expert evidence, stenographers’ charges, publication costs and such other costs and expenses as Beneficiary and/or Trustee may deem reasonably necessary to prosecute such suit or to evidence to bidders at any sale that may be had pursuant to such decree the true condition of the title to or the value of the Property. To the extent permitted by law, all such expenditures and expenses shall become additional

Indebtedness secured hereby and shall be due and payable on demand with interest thereon from the date of expenditure at the Default Rate and in addition shall include expenditures and expenses incurred by Beneficiary in connection with (a) a foreclosure proceeding; (b) any proceeding to which Beneficiary shall be a party, either as plaintiff, claimant or defendant, by reason of this Deed of Trust or any of the Indebtedness (except as otherwise provided in the Loan Documents); or (c) preparations for the commencement of any suit for foreclosure hereby after accrual of such right to foreclosure, whether or not actually commenced.

5.3 Proceeds. The proceeds received by Beneficiary in any foreclosure sale of the Property shall be distributed and applied in accordance with applicable law.

5.4 Receiver. Upon, or at any time after, the filing of a suit to foreclose this Deed of Trust, Beneficiary shall be entitled to have a court appoint a receiver of the Property. Except as otherwise provided by applicable law, such appointment may be made either before or after sale, without notice to Trustor or any other person, without regard to the solvency of the person or persons, if any, liable for the payment of the Indebtedness and without regard to the then value of the Property, and Beneficiary may be appointed as such receiver. The receiver shall have the power to collect the rents, issues and profits of the Property during the pendency of such foreclosure suit, as well as during any further times when Beneficiary, absent the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be reasonably necessary for the protection, possession, control, management and operation of the Property during the whole of such period. The court from time to time may authorize the receiver to apply net income in the receiver’s hands in payment in whole or in part of the Indebtedness, or in payment of any tax, assessment or other lien that may be or become superior to the lien hereof or superior to a decree foreclosing this Deed of Trust, provided such application is made prior to any foreclosure sale.

5.5 Rights Cumulative. The rights of Beneficiary arising under the provisions and covenants contained in this Deed of Trust, the Credit Agreement, and any other Loan Documents shall be separate, distinct and cumulative and none of them shall be exclusive of the others. In addition to the rights set forth in this Deed of Trust or any Loan Documents, Beneficiary shall have all rights and remedies now or hereafter existing at law or in equity or by statute. Beneficiary may pursue its rights and remedies concurrently or in any sequence, and no act of Beneficiary shall be construed as an election to proceed under any one provision herein or in such other documents to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. If Trustor fails to comply with this Deed of Trust, no remedy of law will provide adequate relief to Beneficiary, and Beneficiary shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. No exercise of remedies, including foreclosure, against any part of the Property or any other security for any of the Indebtedness shall exhaust or extinguish Beneficiary’s rights to exercise remedies, including foreclosure, against any other part of the Property or any other security for any of the Indebtedness until the Indebtedness is paid in full. A sale of less than all of the Property or any other security for any of the Indebtedness or any defective or irregular sale made under this Deed of Trust or any other document shall not exhaust or extinguish the rights and powers of sale provided for in this Deed of Trust or any other document or any right or power of sale provided by law, and subsequent sales may be made until the Indebtedness is paid and satisfied in full, or the entire Property and any other security for the Indebtedness is sold, without defect or irregularity. Beneficiary may exercise any one or more of its remedies at its option without regard to the adequacy of its security. No delay or omission of Trustee or Beneficiary in the exercise of any right, remedy or power accruing upon any event of default hereunder shall impair such right, remedy or power or any other, nor shall such delay or omission be deemed a waiver of or acquiescence in any default. Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Property or any other security for any of the Indebtedness, nor any collection of rents or other security or proceeds of other security, or other sums, nor the application of any collected sum to any Indebtedness, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, default or notice of default under this Deed of Trust or any other document, or nullify the effect of any notice of default or sale (unless all Indebtedness has been paid, satisfied and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease, or option or a subordination of the lien of this Deed of Trust.

5.6 No Merger. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates, if any, to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Trustor, Beneficiary, or any third party by purchase or otherwise.

5.7 Waivers of Trustor. To the extent permitted by applicable law: Trustor hereby waives the benefit of any stay, moratorium, valuation or appraisal law, and any right of redemption with respect to the Property. Trustor waives any right to require marshalling of assets in connection with enforcement of the Indebtedness and any right to require the sale of the Property in parcels or to select the order in which parcels are to be sold. Trustor waives the right to all notices to which Trustor may otherwise be entitled, except those expressly provided for herein or as required by applicable law.

ARTICLE VI

MISCELLANEOUS

6.1 UCC Security Agreement. This Deed of Trust is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified herein as the Property which may be subject to a security interest pursuant to the Uniform Commercial Code, and Trustor hereby grants Beneficiary a security interest in the Property to the extent that a security interest can be granted under Article 9 of the Uniform Commercial Code (the “Personal Property”). Trustor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, or any financing statement naming Trustor as debtor and Beneficiary as creditor in the real estate records. Any reproduction of this Deed of Trust shall be sufficient as a financing statement. In addition, Trustor agrees to execute and deliver to Beneficiary upon Beneficiary’s request any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Deed of Trust in such form as Beneficiary may reasonably require to perfect a security interest with respect to the Personal Property; Trustor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may require.. Upon any Event of Default under this Deed of Trust, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code and, at Beneficiary’s option, may also invoke the remedies provided in this Deed of Trust. In exercising any of said remedies, Beneficiary may proceed against the items of real property as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary’s remedies under the Uniform Commercial Code or of the remedies in this Deed of Trust.

6.2 Waiver.

(a) A waiver in one or more instances of any of the terms, covenants, conditions or provisions hereof, or of the Credit Agreement or any Loan Documents, shall apply to the particular instance or instances and at the particular time or times only, and no such waiver shall be deemed a continuing waiver, but all of the terms, covenants, conditions and other provisions of this Deed of Trust and of such other documents shall survive and continue to remain in full force and effect. No waiver shall be asserted against Beneficiary unless in writing signed by Beneficiary. No delay or omission to exercise any right or power accruing upon any failure or event of default shall impair any right or power or shall be construed to be a waiver of any such failure or event of default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed expedient.

(b) Except as otherwise provided by applicable law; neither Trustor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Trustor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions of this Deed of Trust, the Credit Agreement, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Deed of Trust, or by reason of any agreement or stipulation between any subsequent owner of the Property and Beneficiary extending the time of payment or modifying the terms of the Deed of Trust, without first having obtained the consent of Beneficiary or such other person; and in the latter event Trustor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary. Subject to applicable law, Beneficiary may release, regardless of consideration, any part of the security held for the indebtedness secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or its priority over any subordinate lien.

6.3 Paragraph Headings. The titles to the Sections and paragraphs hereof are for reference only and do not limit in any way the content thereof.

6.4 Amendments in Writing. No change, amendment, or modification hereof, or any part hereof, shall be valid unless in writing and signed by the parties hereto or their respective successors and assigns.

6.5 Notices. All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing and shall be deemed to have been proper if given in accordance with the notice provisions of the Credit Agreement, addressed as follows:

To Trustor:                             Universal Technical Institute of Arizona, LLC

4225 E. Windrose Drive, Suite 200

Phoenix, Arizona 85032

Attention: Troy Anderson, Executive Vice

President & Chief Financial Officer

To Beneficiary:                       Fifth Third Bank, National Association

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attention: Commercial Loan Department

With a copy to (which shall not constitute notice):

Dinsmore & Shohl LLP

255 E. Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Andrew J. Chamberlain, Esq.

or to such other address as Trustor or Beneficiary may from time to time designate by written notice; provided, that service of a notice required by any applicable statute shall be considered effective and complete when the requirement of that statute is met.

6.6 Interpretation of Words. Any words herein which are used in one gender shall be read and construed to mean or include the other gender wherever they would so apply. Any words herein which are used in the singular shall be read and construed to mean and to include the plural wherever they would so apply, and vice versa.

6.7 Beneficiary’s Duties. Trustor hereby acknowledges and agrees that the undertaking of Beneficiary under this Deed of Trust is limited as follows: Beneficiary shall not act in any way as the agent for or trustee of Trustor. Beneficiary does not intend to act in any way for or on behalf of Trustor with respect to disbursement of the proceeds of the indebtedness secured hereby. Its purpose in making the requirements set forth herein and in the Credit Agreement and Loan Documents is that of a lender protecting the priority of its deed of trust and the value of its security. Except as may be required by applicable law; Beneficiary assumes no responsibility for the completion of any improvements erected or to be erected upon the mortgaged Property; the payment of bills or any other details in connection with the mortgaged Property; any plans and specifications in connection with the mortgaged Property; or Trustor’s relations with any contractors. This Deed of Trust is not to be construed by Trustor or anyone furnishing labor, materials, or any other work or product for improving the mortgaged Property as an agreement upon the part of Beneficiary to assure anyone that he will be paid for furnishing such labor, materials, or any other work or product; any such person must look entirely to Trustor for such payment. Beneficiary assumes no responsibility for the architectural or structural soundness of any improvements on or to be erected upon the premises or for the approval of any plans and specifications in connection therewith or for any improvements as finally completed.

6.8 Covenant Running With the Land. Any act or agreement to be done or performed by Trustor shall be construed as a covenant running with the land and shall be binding upon Trustor and its successors and assigns as if they had personally made such agreement.

6.9 Complete Agreement; Execution Counterparts. This Deed of Trust and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Deed of Trust may be amended only by an instrument in writing which explicitly states that it amends this Deed of Trust, and is signed by the party against whom enforcement of the amendment is sought. This Deed of Trust may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

6.10 Validity. The provisions of this Deed of Trust are severable. If any term, covenant or condition of this Deed of Trust shall be held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

6.11 Governing Law. This Deed of Trust for all purposes shall be construed and enforced accordance with the laws of the State of Arizona.

6.12 Binding Effect; Assignment. This Deed of Trust shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Trustor may not assign any of its rights or delegate any of its obligations hereunder. The Beneficiary may assign this Deed of Trust to any other person, firm, or corporation in accordance with and subject to the terms and conditions set forth in the Credit Agreement provided all of the provisions hereof shall continue in force and effect and, in the event of such assignment, any advances made by any assignee in accordance with the terms and conditions of the Loan Documents shall be deemed made in pursuance and not in modification hereof and shall be evidenced and secured by this Deed of Trust.

ARTICLE VII

DEFEASANCE

If Trustor shall pay, or cause to be paid, to Beneficiary all amounts due or to become due under the Indebtedness in accordance with the respective documents thereto, and all extensions and renewals thereof, and all of the other Indebtedness, then this Deed of Trust shall be void, otherwise to remain in full force and effect.

ARTICLE VIII

TRUSTEE PROVISIONS

Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The Trustee may resign by an instrument in writing addressed to Beneficiary, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary and in accordance with applicable law. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary (and recordation of such substitution in accordance with applicable law) and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full or until the Property is sold hereunder. In the event the indebtedness secured hereby is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the indebtedness secured hereby shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute trustee, all if required by applicable law. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute trustee appointed and designated as herein provided) from time to time acting hereunder. Trustor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder. Trustor will reimburse the Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including reasonable attorneys’ fees) which may be incurred by him in the performance of his duties hereunder. The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

ARTICLE IX

SPECIAL LOCAL PROVISIONS

9.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article IX and the terms and conditions of this Deed of Trust, the terms and conditions of this Article IX shall control and be binding.

9.2 Trustor. Beneficiary, Trustee and Trustor shall have all rights, benefits and remedies conferred or contemplated by the Security Instrument Act. Notwithstanding the foregoing, Beneficiary may, at its option in its sole discretion, elect to foreclose this Deed of Trust judicially as authorized by A.R.S. § 33-807.

9.3 Foreclosure by Power of Sale.

(a) In addition to all other remedies under this Deed of Trust, should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust, and such Loan Documents and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

(b) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such notice of sale as is then required by law. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Beneficiary may direct Trustee so to do at public auction to the highest bidder as provided by law. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. (c) Subject to A.R.S. § 33-812(A) and applicable law, after deducting all costs, fees and expenses of Beneficiary and Trustee, including costs of evidence of title in connection with sale, Beneficiary shall apply the proceeds of sale in the following priority, to payment of: (i) first, all sums expended under the terms hereof, not then repaid, with accrued interest at the default rate; (ii) second, all other sums then secured hereby in such order as the Beneficiary shall determine; and (iii) the remainder, if any, to the person or persons legally entitled thereto.

(d) Subject to A.R.S § 33-810(B) and applicable law, Trustee may postpone sale of all or any portion of the Property as permitted by law, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

(e) A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein except as otherwise set forth by applicable law; and subsequent sales may be made hereunder until all obligations secured hereby have been satisfied, or the entire Property sold, without defect or irregularity.

(f) Beneficiary shall also have all other rights and remedies available to it under this Deed of Trust and at law or in equity, specifically including, but not limited to, those described in A.R.S. § 33-702(B) or any similar or successor statute. All rights and remedies of Beneficiary will be cumulative.

(g) To the extent permitted by applicable law, at any sale pursuant to this Deed of Trust properly conducted in accordance with and subject to applicable law (a) whether made under the power of sale herein contained, the Uniform Commercial Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee or Beneficiary to be physically present at, or to have constructive possession of the Property, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee and/or Beneficiary had been actually present and delivered to purchaser at such sale, (b) the receipt of Trustee or other party making the sale of all of the sale proceeds in accordance with applicable law shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (c) to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Trustor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Trustor.

(h) Trustor waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Ariz. Rev. Stat. §12-1641 and §12–1642 et seq., §44-141, §44-142 or §47-3605, Arizona Rules of Civil Procedure Rule 17(e), or any other laws, statutes or rules (including any laws, statutes or rules amending, supplementing or supplanting same) which may conflict with the terms of this Deed of Trust or might operate, contrary to Trustor’s agreements in this Deed of Trust, to limit Trustor’s liability under, or the enforcement of, this Deed of Trust.

9.4 Benefits and Remedies. Beneficiary and Trustee shall have all of the rights, benefits and remedies conferred under the laws of the State of Arizona with respect to the Property. Notwithstanding anything to the contrary, when necessary to avoid any inconsistency or to ensure compliance with Arizona law, any procedures provided for herein for such remedies shall be modified by and replaced with the procedures or requirements of the laws of the State of Arizona.

9.5 Environmental Indemnity Not Secured. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the obligations under that certain Environmental Release, Hold Harmless and Indemnity dated of even date herewith, executed by Trustor and Guarantor (as defined in the Credit Agreement) are not secured by this Deed of Trust; therefore, no enforcement action under such Environmental Release, Hold Harmless and Indemnity will be subject to the bar date set forth in A.R.S. Section 33-814.A

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, this Deed of Trust has been executed by Trustor on the date first written above.

TRUSTOR:

UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, LLC,

a Delaware limited liability company

By:	/s/ Troy R. Anderson
Name:	Troy R. Anderson
Title:	Executive Vice President &
Chief Financial Officer

ACKNOWLEDGMENT

STATE OF Arizona)

COUNTY OF Maricopa)ss:

The foregoing instrument was acknowledged before me this 4th of May, 2021, by Troy R. Anderson, the Executive Vice President & Chief Financial Officer of UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, LLC, a Delaware limited liability company, on behalf of the limited liability company.

GIVEN under my hand and official seal this 4th day of May, 2021.

/s/ Susan A. Thomas
Notary Public

My Commission Expires: 3/20/24

EXHIBIT A

LEGAL DESCRIPTION